[Face of Security]



                             DOWNEY FINANCIAL CORP.

            10% JUNIOR SUBORDINATED DEBENTURE DUE SEPTEMBER 15, 2029

                              CUSIP NO. 261018 AA 3


REGISTERED NO. 1                                 PRINCIPAL AMOUNT:  $123,711,350



     Downey Financial Corp., a corporation organized and existing under the laws of Delaware (hereinafter called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Wilmington Trust Company, as Property Trustee of Downey Financial Capital Trust I, the principal sum of $123,711,350 on September 15, 2029; provided that the Company may shorten the Stated Maturity of the principal of this Debenture to a date not earlier than July 23, 2004. The Company further promises to pay interest on said principal sum from the date of original issuance or from the most recent interest payment date (each such date, an "Interest Payment Date") on which interest has been paid or duly provided for, quarterly (subject to deferral as set forth herein) in arrears on the 15th day of March, June, September and December of each year commencing September 15, 1999 at the rate of 10% per annum, until the principal hereof is paid or duly provided for or made available for payment plus Additional Interest, if any, (without duplication and to the extent that payment of such interest is enforceable under applicable law), at the rate of 10% per annum, compounded quarterly. The amount of interest payable for any period shall be computed on the basis of twelve 30-day months and a 360-day year. The amount of interest payable for any partial period shall be computed on the basis of the actual number of days elapsed in a 30-day month. In the event that any date on which interest is payable on this Debenture is not a Business Day, then a payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on the date the payment was originally payable. A "Business Day" shall mean any day other than a Saturday or Sunday or a day on which banking institutions in the City of New York are authorized or required by law or executive order to remain closed. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Debenture (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest installment, which shall be the 15th day, whether or not a Business Day, immediately preceding such Interest Payment Date. Any such interest installment not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Debenture (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Debentures not less than 10 days prior to such Special Record Date, or be paid at any time in any





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other lawful manner not  inconsistent  with the  requirements  of any securities exchange on which the Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

     So long as no Event of Default has occurred and is continuing, the Company shall have the right at any time during the term of this Debenture to defer payment of interest on this Debenture, at any time or from time to time, for up to 20 consecutive quarterly interest payment periods with respect to each deferral period (each an "Extension Period") (at the end of which the Company shall pay all interest then accrued and unpaid (together with Additional Interest thereon at the rate of 10% per annum, compounded quarterly, to the extent permitted by applicable law)); provided, however, that no Extension Period shall end on a date other than an Interest Payment Date and all interest then accrued and unpaid will be payable to the Person in whose name this Debenture is registered at the close of business on the immediately preceding Regular Record Date; provided, further, that no Extension Period shall extend beyond the Stated Maturity of the principal of this Debenture; provided, further, that at any time while an Extension Period is in effect and the Company shortens the Stated Maturity of the principal of this Debenture to end before the last day of the such Extension Period, then the Extension Period will be deemed to end on the Stated Maturity; provided further, that at any time while an Extension Period is effect and the Company elects to redeem all Outstanding Debentures before the last day of such Extension Period, then the Extension Period will be deemed to end on such Redemption Date; provided, further, that during any such Extension Period, the Company shall not, and shall not permit any Subsidiary of the Company to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock (which includes common and preferred stock), (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank on a parity with or junior in right of payment to this Debenture,
(iii) make any guarantee payments with respect to any guarantee by the Company of the debt securities of any Subsidiary of the Company (if such guarantee ranks on a parity with or junior in right of payment to this Debenture) (other than
(a) any dividend in a form of stock, warrants, options or other rights where the dividend or the stock issuable upon the exercise of the warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks on parity with or junior in right of payment to such stock, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Downey Trust Guarantee related to the 10% Capital Securities issued by Downey Financial Capital Trust I (the "Capital Securities"), and (d) purchases of Common Stock related to the issuance of Common Stock or rights under any of the Company's benefit plans for its directors, officers or employees) or (iv) redeem, purchase or acquire less than all of the Debentures or the Capital Securities. Prior to the termination of any such Extension Period, the Company may further extend such Extension Period, provided that such extension does not cause such Extension Period to exceed 20 consecutive interest payment periods or to extend beyond the Stated Maturity of this Debenture. Upon the termination of any such Extension Period and upon the payment of all amounts then due on any Interest Payment Date, and subject to the foregoing limitation, the Company may elect to begin a new Extension Period. No interest shall be due and payable during an Extension Period except at the end thereof. The Company shall give the Trustee, the Property Trustee and the Administrative Trustees of Downey Financial Capital Trust I notice of its election to begin or extend any





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Extension  Period at least one Business Day prior to the earlier of (i) the date on which Distributions on the Capital Securities or interest on this Debenture would be payable except for the election to begin or extend such Extension Period, (ii) the date the Administrative Trustees are or Indenture Trustee is required to give notice to the New York Stock Exchange or any applicable stock exchange or automated quotation system on which the Capital Securities are or this Debenture is then listed or quoted or to holders of such Capital Securities or of this Debenture of the record date, or (iii) the date the interest is payable, but in any event not less than one Business Day prior to such record date. The Trustee shall give notice of the Company's election to begin or extend an Extension Period to the Holder of this Debenture. There is no limitation on the number of times that the Company may elect to begin an Extension Period.

     Payment of the principal of (and premium, if any) and interest on this Debenture will be made at the office or agency of the Trustee or at the office of such paying agent or paying agents as the Company may designate from time to time, maintained for that purpose in the United States, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made (i) by check mailed to the address of the person entitled thereto as such address shall appear in the Securities Register of (ii) by transfer to an account maintained by the person entitled thereto, in immediately available funds, at such place and to such account as may be designated by the Person entitled thereto as specified in the Securities Register.

     The indebtedness evidenced by this Debenture is, to the extent provided in the Indenture, unsecured and will rank junior and subordinate and subject in right of payment to the prior payment in full of all Senior and Subordinated Debt, and this Debenture is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Debenture, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such actions as may be necessary or appropriate to effectuate the subordination so provided, and (c) appoints the Trustee his attorney-in-fact for any and all such purposes. Each Holder hereof, by his acceptance hereof, waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior and Subordinated Debt, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

     Reference is hereby made to the further provisions of this Debenture set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Debenture shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.





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     IN WITNESS  WHEREOF,  the  Company has caused  this  instrument  to be duly executed under its corporate seal.


                                        DOWNEY FINANCIAL CORP.


                                        By:  /s/ Daniel D. Rosenthal
                                             -----------------------------------
                                             Daniel D. Rosenthal
                                             President & Chief Executive Officer


Attest:



By:  /s/ Donald E. Royer
     --------------------------
     Donald E. Royer
     Corporate Secretary

This is one of the Debentures referred to in the within mentioned Indenture.


Dated: July 23, 1999

                                        WILMINGTON TRUST COMPANY
                                        as Trustee


                                        By:  /s/ Joseph B. Feil
                                             -------------------------------
                                             Authorized Officer




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                              [Reverse of Security]


     This Debenture is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under a Junior Subordinated Indenture, dated as of July 23, 1999 (herein called the "Indenture"), between the Company and Wilmington Trust Company, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Trustee, the Company and the Holders of the Debentures, and of the terms upon which the Debentures are, and are to be, authenticated and delivered. This Debenture is one of the series designated on the face hereof, limited in aggregate principal amount to $123,711,350. The Indenture does not limit the aggregate principal amount of other Securities which may be issued thereunder.

     All terms used in this Debenture that are defined in the Indenture and in the Amended and Restated Trust Agreement, dated as of July 23, 1999, as amended (the "Trust Agreement"), for Downey Financial Capital Trust I among Downey Financial Corp., as Depositor, and the Trustees named therein, shall have the meanings assigned to them in the Indenture or the Trust Agreement, as the case may be.

     The Company may at any time, at its option, on or after July 23, 2004, and subject to the terms and conditions of Article XI of the Indenture, and subject to the Company having received any necessary regulatory approval to do so if then required under applicable capital guidelines or policies, redeem this Debenture in whole at any time or in part from time to time, without premium or penalty, at a redemption price equal to the accrued and unpaid interest on the Debenture so redeemed to the Redemption Date, plus 100% of the principal amount thereof; provided, however, that the Company may not redeem less than all of the Debentures then Outstanding unless the Company has paid or pays on or prior to such Redemption Date all interest then accrued on the Debentures (together with Additional Interest thereon, if any, at the rate specified herein for the Debentures to the extent permitted by applicable law).

     Upon the occurrence and during the continuation of a Tax Event, Investment Company Event or Capital Treatment Event, the Company may, at its option, at any time within 90 days of the occurrence of such Tax Event, Investment Company
Event or Capital Treatment Event redeem the Debentures, in whole but not in part, subject to the provisions of Section 11.7 and the other provisions of
Article XI of the Indenture, at a redemption price equal to the accrued and unpaid interest on the Debentures to the Redemption Date, plus 100% of the principal amount thereof; provided, however, that the Company will not have the option to redeem the Debentures upon the occurrence of a Tax Event, Investment Company Event or Capital Treatment Event if there is available to the Company or Downey Financial Capital Trust I the opportunity to eliminate, within the 90-day period, the Tax Event, Investment Company Event or Capital Treatment Event, as the case may be, by taking some ministerial action, such as filing a form or making an election or pursuing some other reasonable measure that will have no adverse effect on the Company, Downey Financial Capital Trust I, or the holders of the Capital Securities and will involve no material cost, and, in that case, the Company will pursue such measure instead of redemption.





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     In the event of redemption of this  Debenture in part only, a new Debenture for the portion hereof not redeemed will be issued in the name of the Holder hereof upon the cancellation hereof.

     The Indenture contains provisions for satisfaction and discharge of the entire indebtedness of this Debenture upon compliance by the Company with certain conditions set forth in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the Company and the Trustee at any time to enter into a supplemental indenture or indentures for the purpose of modifying in any manner the rights and obligations of the Company and of the Holders of the Securities, with the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of each series to be affected by such supplemental indenture. The Indenture also contains provisions permitting Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Debenture shall be conclusive and binding upon such Holder and upon all future Holders of this Debenture and of any Debenture issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Debenture.

     As provided in and subject to the provisions of the Indenture, if an Event of Default with respect to the Debentures at the time Outstanding occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Debentures may declare the principal amount of all the Debentures to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), provided that, in the case of the Debentures issued to Downey Financial Capital Trust I, if upon an Event of Default, the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Debentures fails to declare the principal of all the Debentures to be immediately due and payable, the holders of at least 25% in aggregate Liquidation Amount of the Capital Securities then outstanding shall have such right by a notice in writing to the Company and the Trustee; and upon any such declaration the principal amount of and the accrued interest (including any Additional Interest) on all the Debentures shall become immediately due and payable, provided that the payment of principal and interest (including any Additional Interest) on such Debentures shall remain subordinated to the extent provided in Article XIII of the Indenture.

     No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Debenture at the times, place and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Debenture is registrable in the Securities Register, upon surrender of this Debenture for registration of transfer at the office or agency of the Company maintained under Section 10.2 of the Indenture duly endorsed by, or accompanied by a written instrument of





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transfer in form  satisfactory to the Company and the Securities  Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Debenture for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Debenture is registered as the owner hereof for all purposes, whether or not this Debenture be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     The Debentures are issuable only in registered form without coupons in minimum denominations of $25 and any integral multiples of $25 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Debentures are exchangeable for a like aggregate principal amount of Debentures of a different authorized denomination, as requested by the Holder surrendering the same.

     The Company and, by its acceptance of this Debenture, the Holder of, and any Person that acquires a beneficial interest in, this Debenture agree that for United States Federal, state and local tax purposes it is intended that this Debenture constitute indebtedness.

     THE INDENTURE AND THIS DEBENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.




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